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                                                                      Exhibit 21



                                  SUBSIDIARIES


         The following table sets forth all of the subsidiaries of National Convenience Stores Incorporated at June 30, 1994, which are wholly- owned by the Company and are included in the Consolidated Financial Statements:


                                                                               Jurisdiction
                                                                                    of
       Subsidiary                                                              Incorporation
       ----------                                                              -------------
NCS Realty Company  . . . . . . . . . . . . . . . . . . . . . . . . . .            Texas
Kempco Petroleum Company  . . . . . . . . . . . . . . . . . . . . . . .            Texas
National Money Orders, Inc  . . . . . . . . . . . . . . . . . . . . . .            Texas
Stop N Go Markets of Texas, Inc . . . . . . . . . . . . . . . . . . . .            Texas
Stop N Go Markets of Georgia, Inc.  . . . . . . . . . . . . . . . . . .          Georgia
Texas Super Duper Markets, Inc  . . . . . . . . . . . . . . . . . . . .            Texas
Schepps Food Stores, Inc  . . . . . . . . . . . . . . . . . . . . . . .            Texas